Exhibit 99.1

ADTRAN, Inc. Reports Results for the First Quarter 2012 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 10, 2012--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the first quarter 2012. For the quarter, sales were $134,735,000 compared to $165,522,000 for the first quarter of 2011. Net income was $12,960,000 for the quarter compared to $34,258,000 for the first quarter of 2011. Earnings per share, assuming dilution, were $0.20 for the quarter compared to $0.52 for the first quarter of 2011. Non-GAAP earnings per share for the quarter were $0.25 compared to $0.55 for the first quarter of 2011. Non-GAAP earnings per share exclude the effect of acquisition related expenses, amortizations and adjustments related to the acquisition of Bluesocket, Inc. and the planned acquisition of the NSN Broadband Access business, and stock compensation expense. The reconciliation between GAAP earnings per share, diluted, and non-GAAP earnings per share, diluted, is in the table provided.

ADTRAN Chief Executive Officer Tom Stanton stated, “As expected, we saw an improvement late in the quarter after a slower than normal start in carrier spending. As a result of this slow start, Broadband Access revenues for the quarter were $49.5 million, in range with the same period last year. Our Internetworking category saw another strong performance with revenues of $41.0 million, an increase of 25% from the same period last year. Revenues for our core product areas in total for the quarter were $104.7 million, basically flat compared to the same period last year. Although the quarter did not meet our initial expectations, we believe the issues relate to timing, not market positioning, and that our strategic areas of focus are well aligned with global market trends and will provide long term growth for our company.”

The Company also announced that its Board of Directors declared a cash dividend for the first quarter of 2012. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on April 26, 2012. The ex-dividend date is April 24, 2012 and the payment date is May 10, 2012.

The Company confirmed that its first quarter conference call will be held Wednesday, April 11, 2012 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

To supplement our consolidated financial statements presented on a GAAP basis, ADTRAN, Inc. uses non-GAAP measures of net income per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2011. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet Unaudited (In thousands)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$36,539	$42,979
Short-term investments	161,535	159,347
Accounts receivable, net	74,796	76,130
Other receivables	8,037	9,743
Inventory	95,805	87,800
Prepaid expenses	3,861	3,119
Deferred tax assets, net	12,548	12,125
Total Current Assets	393,121	391,243

Property, plant and equipment, net	76,502	75,295
Deferred tax assets, net	5,633	8,345
Goodwill	3,492	3,492
Other assets	6,831	7,131
Long-term investments	367,474	332,008

Total Assets	$853,053	$817,514

Liabilities and Stockholders' Equity
Accounts payable	$31,235	$29,404
Unearned revenue	11,376	9,965
Accrued expenses	6,479	5,876
Accrued wages and benefits	12,158	13,518
Income tax payable, net	10,186	3,169
Total Current Liabilities	71,434	61,932

Other non-current liabilities	21,588	16,951
Bonds payable	46,500	46,500
Total Liabilities	139,522	125,383

Stockholders' Equity	713,531	692,131

Total Liabilities and Stockholders' Equity	$853,053	$817,514

Consolidated Statements of Income Unaudited (In thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011

Sales	$134,735	$165,522
Cost of sales	60,648	66,727

Gross Profit	74,087	98,795

Selling, general and administrative expenses	33,111	29,552
Research and development expenses	24,795	23,637

Operating Income	16,181	45,606

Interest and dividend income	1,861	1,789
Interest expense	(588)	(602)
Net realized investment gain	2,467	2,767
Other income (expense), net	141	(125)

Income before provision for income taxes	20,062	49,435

Provision for income taxes	(7,102)	(15,177)

Net Income	$12,960	$34,258

Weighted average shares outstanding - basic	63,809	64,189
Weighted average shares outstanding - diluted (1)	64,849	65,957

Earnings per common share - basic	$0.20	$0.53
Earnings per common share - diluted (1)	$0.20	$0.52

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Consolidated Statements of Comprehensive Income Unaudited (In thousands)

	Three Months Ended
	March 31,
	2012	2011

Net income	$12,960	$34,258

Other comprehensive income, net of tax

Net change in unrealized gains (losses) on marketable securities	6,755	(2,651)
Reclassification adjustment for amounts included in net income	2	(159)
Foreign currency translation	153	87

Other comprehensive income (loss), net of tax	6,910	(2,723)

Comprehensive income	$19,870	$31,535

Supplemental Information Acquisition Related Expenses, Amortizations and Adjustments Unaudited (In thousands)

On August 4, 2011, we closed on the acquisition of Bluesocket, Inc. and on December 12, 2011, we announced the planned acquisition of the Nokia Siemens Networks Broadband Access business (NSN BBA). Acquisition related expenses, amortizations and adjustments for the three months ended March 31, 2012 for both transactions are as follows:

Three Months Ended March 31, 2012
Bluesocket, Inc. acquisition
Amortization of acquired intangible assets	$218
Amortization and adjustments of other acquisition related non-cash items	266

Subtotal	$484

Planned NSN BBA acquisition
Acquisition related professional fees, travel and other expenses	1,580

Total acquisition related expenses, amortizations and adjustments	$2,064
Tax effect	(803)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,261

The acquisition related expenses, amortizations and adjustments above were recorded in the following Consolidated Statements of Income categories for the three months ended March 31, 2012:

Revenue (adjustments to deferred revenue recognized in the period)	$146
Cost of goods sold	137

Subtotal	$283

Selling, general and administrative expenses	1,561
Research and development expenses	220

Subtotal	$1,781

Total acquisition related expenses, amortizations and adjustments	$2,064
Tax effect	(803)

Total acquisition related expenses, amortizations and adjustments, net of tax	$1,261

Supplemental Information Stock-based Compensation Expense Unaudited (In thousands)

	Three Months Ended
	March 31,
	2012	2011

Stock-based compensation expense included in cost of sales	$101	$91

Selling, general and administrative expense	1,051	1,007
Research and development expense	1,069	991

Stock-based compensation expense included in operating expenses	2,120	1,998

Total stock-based compensation expense	2,221	2,089
Tax benefit for expense associated with non-qualified options	(301)	(440)

Total stock-based compensation expense, net of tax	$1,920	$1,649

Reconciliation of GAAP net income per share, diluted, to Non-GAAP net income per share, diluted (Unaudited)

	Three Months Ended
	March, 31,
	2012	2011

GAAP earnings per common share - diluted	$0.20	$0.52
Acquisition-related costs	0.02	-
Stock-based compensation expense	0.03	0.03

Non-GAAP earnings per common share - diluted	$0 .25	$0.55

Consolidated Statements of Cash Flows Unaudited (In thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$12,960	$34,258
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,095	2,724
Amortization of net premium on available-for-sale investments	2,171	1,299
Net realized gain on long-term investments	(2,467)	(2,767)
Net (gain) loss on disposal of property, plant and equipment	(214)	12
Stock-based compensation expense	2,221	2,089
Deferred income taxes	(2,030)	877
Tax benefit from stock option exercises	1,492	9,942
Excess tax benefits from stock-based compensation arrangements	(1,153)	(8,847)
Change in operating assets and liabilities:
Accounts receivable, net	1,334	(13,562)
Other receivables	1,706	(8,725)
Income tax receivable, net	-	2,741
Inventory	(8,005)	(4,760)
Prepaid expenses and other assets	(710)	(216)
Accounts payable	1,831	10,117
Accrued expenses and other liabilities	5,287	9,606
Income tax payable, net	7,017	1,699
Net cash provided by operating activities	24,535	36,487

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,086)	(3,045)
Proceeds from disposals of property, plant and equipment	266	-
Proceeds from sales and maturities of available-for-sale investments	69,364	161,687
Purchases of available-for-sale investments	(95,646)	(224,459)
Net cash used in investing activities	(30,102)	(65,817)

Cash flows from financing activities:
Proceeds from stock option exercises	3,560	31,815
Dividend payments	(5,739)	(5,775)
Excess tax benefits from stock-based compensation arrangements	1,153	8,847
Net cash provided by (used in) financing activities	(1,026)	34,887

Net increase (decrease) in cash and cash equivalents	(6,593)	5,557
Effect of exchange rate changes	153	87
Cash and cash equivalents, beginning of period	42,979	31,677

Cash and cash equivalents, end of period	$36,539	$37,321

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220